Exhibit 10.2

RESOLUTION OF

THE BOARD OF DIRECTORS

OF

RTG VENTURES  INC

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held by telephone on  MARCH 30th, 2010.

The Board of Directors who were present for this meeting & took active part therein were:

LINDA PERRY

BARRINGTON J. FLUDGATE

WHEREAS there has been presented to and considered by this meeting a Motion to Rescind previous Agreements;

WHEREAS, on March 20th, 2007 RTG Ventures entered into a propose Share Exchange Agreement with Atlantic Network Holdings Limited, ("ANHL"), and New Media Television (Europe) Limited,  (“NMTV"), and certain outside shareholders of NMTV;

WHEREAS ; Atlantic Network Holdings Limited, ("ANHL"), and New Media Television (Europe) Limited,  (“NMTV"), and certain outside shareholders of NMTV failed to perform as obligated, RTG Ventures Amended said previous Agreement on December 21, 2007, allowing the obligor to perform;

WHEREAS Atlantic Network Holdings Limited, ("ANHL"), and New Media Television (Europe) Limited,  (“NMTV"), and certain outside shareholders of NMTV yet again failed to perform within the (then) extended time frame, RTG Ventures yet again on September 8th, 2008 Amended the Agreement allowing further time for the obligor’s performance

WHEREAS Atlantic Network Holdings Limited, ("ANHL"), and New Media Television (Europe) Limited,  (“NMTV"), and certain outside shareholders of NMTV yet again failed to perform within the (then 2nd) extended time frame, RTG Ventures yet again issued a final amendment extension on January 20, 2010 which set a closing date of the Agreement at March 31, 2010. This final amendment was not only the last extension, it also modified ANHL's position from 75% of the company to a maximum of 10% providing they delivered New Media Television (Europe) Limited ( as specified in the Agreement) in a clean, unencumbered state. This they failed to do.

WHEREAS  Atlantic Network Holdings Limited, ("ANHL"), and New Media Television (Europe) Limited,  (“NMTV"), and certain outside shareholders of NMTV has wholly defaulted on their commitments and obligations with our Company, and in prudent protection of our investor’s rights, the Board has unanimously voted to RESCIND nunc pro tunc all previous agreements with Atlantic Network Holdings Limited, ("ANHL"), and New Media Television (Europe) Limited,  (“NMTV"), and certain outside shareholders of NMTV, the parties having no further bonds or obligations between them.

NOW THEREFORE BE IT RESOLVED that the corporation having considered this matter, has opened the floor to all those who voice a preference in the issue, has decided unanimously and RESOLVED that:

ALL previous agreements, obligations and commitments between the companies are now hereby RECSINDED nunc pro tunc leaving the companies in a state of equipoise as was prior to the first Agreement signed between them.

Said Motion is hereby passed and the corporate books, records and the secretary shall file this Resolution in the corporate records.

DATED: March 30th, 2010

/s/ Barrington J Fludgate
Barrington J Fludgate, Secretary